Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.

To Whom It May Concern:

	I, Scott McNair, the undersigned, of 2210 West Oaklawn Dr. Springdale, AR 72762, hereby appoint J. Alberto Gonzalez-Pita, R. Read Hudson and Nathan Hodne as my true and lawful attorneys in fact, giving to each individually the full power and authority to execute and file on my behalf all forms necessary for reporting my transactions in Tyson Foods, Inc. securities to the Securities and Exchange Commission, including without limitation Forms 3, 4 or 5.

This power of attorney will continue until terminated by me in writing, or until I am no longer required to report my trading activity in Tyson Food, Inc. securities to the Securities and Exchange Commission.



							/S/ SCOTT MCNAIR
							Scott McNair

STATE OF Arkansas                  )
				)
COUNTY OF Washington        	)


	Before me, the undersigned authority, on this day appeared Scott McNair, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the instrument for the purposes and consideration expressed in the instrument, as the act and deed of Scott McNair.


	Given under my hand and seal of office on the 17TH day of October , 2007.



							/s/ JANET KESSNER
							Notary Public

My Commission Expires: 5-1-2014